UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2011

ADVANCED LIFE SCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51436	30-0296543
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1440 Davey Road
Woodridge, Illinois	60517
(Address of principal executive offices)	(Zip Code)

(630) 739-6744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On January 18, 2011, Advanced Life Sciences Holdings, Inc. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Dutchess Opportunity Fund, II, LP (“Dutchess”), for the sale of up to $5.0 million of shares of the Company’s common stock over a two-year commitment period.  Under the terms of the Investment Agreement, the Company may from time to time, in its discretion, sell newly-issued shares of its common stock to Dutchess at 95% of a recent average market price at the time of such issuance.  In connection with the Investment Agreement, the Company paid to Dutchess a commitment fee of $50,000 by issuing 2,475,248 shares of its common stock and a document preparation fee in the form of a $15,000 cash payment.

The amount of each advance under the Investment Agreement is generally limited to the greater of $300,000 or two hundred percent (200%) of the average daily volume traded in the United States of the Company’s common stock for the three (3) consecutive trading days prior to the date the Company requests the advance, multiplied by the average of the three (3) daily closing prices immediately preceding the date of the advance notice.  The Company is not obligated to utilize any of the $5.0 million available under the Investment Agreement and there are no minimum commitments or minimum use penalties.  The total amount of funds that ultimately can be raised under the Investment Agreement over the two-year term will depend on the market price for the Company’s common stock and the number of shares actually sold.

The Investment Agreement does not impose any restrictions on the Company’s operating activities. During the term of the Investment Agreement, Dutchess is prohibited from engaging in any short selling or hedging transactions related to the Company’s common stock.

Also on January 18, 2011, the Company and Dutchess entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to register the resale by Dutchess of the shares of common stock issued under the Investment Agreement.  In accordance with the terms of the Registration Rights Agreement, the Company filed a Registration Statement on Form S-1 (Registration No. 333-171748) with the Securities and Exchange Commission on January 18, 2011.

A copy of the Investment Agreement is attached hereto as Exhibit 4.1 and incorporated by reference herein.  A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and incorporated by reference herein.

Item 1.02              Termination of a Material Definitive Agreement.

On January 17, 2011, the Company and YA Global Master SPV Ltd (“YA Master”), an affiliate of Yorkville Advisors, agreed to terminate the Standby Equity Distribution Agreement dated as of September 27, 2010 (the “SEDA”).  Pursuant to the SEDA, the Company had the right from time to time in its discretion, to sell up to $10.0 million of newly issued shares of its common stock to YA Master at 95% of a recent average market price at the time of such issuance.  The Company was not obligated to utilize any of the $10.0 million available under the SEDA and there were no minimum commitments or minimum use penalties.  The total amount of funds that ultimately were raised under the SEDA was dependent on the market price for the Company’s common stock and the number of shares actually sold.  The Company raised $1.1 million and issued 52,133,074 shares of its common stock to YA Master under the SEDA prior to its termination.  There were no fees paid in connection with the termination of the SEDA.

Exhibit 9.01         Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

4.1	Investment Agreement between Advanced Life Sciences Holdings, Inc. and Dutchess Opportunity Fund, II, LP, dated January 18, 2011

4.2	Registration Rights Agreement between Advanced Life Sciences Holdings, Inc. and Dutchess Opportunity Fund, II, LP dated January 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

Dated: January 21, 2011	By:	/s/ Michael T. Flavin
	Name:	Michael T. Flavin, Ph.D.
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Investment Agreement between Advanced Life Sciences Holdings, Inc. and Dutchess Opportunity Fund, II, LP, dated January 18, 2011

4.2	Registration Rights Agreement between Advanced Life Sciences Holdings, Inc. and Dutchess Opportunity Fund, II, LP dated January 18, 2011